EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS ***, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STRATEGIC SUPPLIER AGREEMENT

STRATEGIC SUPPLIER AGREEMENT

Between

KAIFA TECHNOLOGY (H.K.) LIMITED

And

MAXWELL TECHNOLOGIES, INC.

KAIFA – MAXWELL SSA        PAGE 1 OF 17

STRATEGIC SUPPLIER AGREEMENT

THE PARTIES. Kaifa Technology (HK) Ltd, a company incorporated in Hong Kong and whose principal office is located at 2201 HK Worsted Mills Ind Bldg, 31-39 Wo Tong Tsui St., Kwai Chung, NT, Hong Kong, Hong Kong (hereinafter “KAIFA”) and Maxwell Technologies, Inc., a company incorporated in Delaware and whose principle office is located at 3888 Calle Fortunada, San Diego, California 92123, United States (hereinafter “MAXWELL”) have held discussions to form an agreement to manufacture MAXWELL’s Large Cell and Module Family of Products.

RECITALS, Whereas, KAIFA is a leading electronic manufacturing service provider.

Whereas, MAXWELL is the sole owner of certain proprietary technology including know-how, trade secrets, patents and/or patent applications related to the Products and has previously produced the Products.

Whereas, MAXWELL and KAIFA are interested in entering this Strategic Supplier Agreement (the “Agreement”) to reflect the ongoing activities of the Parties (as defined below) and to establish a framework for the cooperation between the companies for the manufacture of the Products.

Whereas, MAXWELL wishes to have the Products manufactured and KAIFA is willing to manufacture the Products, all subject to the terms and conditions of this Agreement.

Now, wherefore, in consideration of the covenants and promises contained herein, receipt and sufficiency of which is hereby acknowledged, MAXWELL and KAIFA agree as follows:

1.    DEFINITIONS

Large Series Cells means MAXWELL ultracapacitors 650F – 3400F range.

License shall have the meaning as set forth in Section 2.1 herein.

Maxwell Module Design means the design of any module utilizing Medium Series Cells and/or Large Series Cells.

Medium Series Cells means MAXWELL ultracapacitors 310F-400F range.

Module Products means ultracapacitor modules built by KAIFA including 16V- 160V Modules which incorporate the Medium Series Cells, Large Series Cells and the MAXWELL Module Design.

Process Improvements shall have the meaning as set forth in Section 2.4 herein.

Products means (a) Large Series Cells and (b) Module Products

Parties means the parties to this Agreement.

Technology means all information required to enable the manufacture of the Products as contemplated under this Agreement including all patented, know-how and/or trade secret

KAIFA – MAXWELL SSA        PAGE 2 OF 17

STRATEGIC SUPPLIER AGREEMENT

technology in relation to the Products, all product designs (including the MAXWELL Module Design), a complete list of vendors, and all process instructions and test protocols.

Training shall have the meaning as set forth in Section 2.5 herein.

2.    RIGHTS AND OBLIGATIONS OF THE PARTIES

2.1     Licence. Subject to the limitations outlined in this Agreement, MAXWELL grants to KAIFA for the Term of this Agreement a nonexclusive, non-transferable, non-sublicenseable, royalty free licence to use the Technology solely to manufacture the Products (the “Licence”), which shall be sold exclusively to MAXWELL.

2.2     Use Scope. KAIFA agrees to not manufacture or sell, either directly or indirectly, the Products to any other entity aside from MAXWELL and its successors.

2.3     Competitor’s products. KAIFA agrees not to use or disclose the Technology or Process Improvements (as defined below) for the purposes of the manufacture of ultracapacitor products of any other third party without the prior written consent of MAXWELL.

2.4     Technology Transfer. MAXWELL shall provide KAIFA with the License and a transfer of know-how to enable KAIFA to manufacture the Products and to utilize the Technology to design process improvements for the manufacture of the Products (“Process Improvements”).

2.4.1    MAXWELL Obligations. MAXWELL shall provide KAIFA with the following:

(a)	manufacturing documentation, specifications, drawings, equipment requirements, MAXWELL Module Design and other items that are required by KAIFA to manufacture the Products; and

(b)	electronic and physical copies of product specifications for the Products; and

(c)	assistance to KAIFA to select factory line equipment; and

(d)	approved list of vendors and suppliers for components.

2.5     Training and Support for KAIFA Personnel. At the request of KAIFA, MAXWELL agrees to provide training and ongoing engineering support to KAIFA and its employees in relation to the manufacture of the Products (“Training”). All out of pocket travel costs and expenses will be borne by the party which incurs the cost.

2.6     MAXWELL Responsibilities. MAXWELL agrees to provide telephone, e-mail, and fax support as required by KAIFA to help KAIFA’s implementation of the aforementioned know-how, and to ensure KAIFA’S knowledge of manufacturing developments for the Products are updated for the duration of the Agreement. As long as the Agreement is in place, MAXWELL shall disclose to KAIFA and grant KAIFA a nonexclusive, non-transferable, non-sublicenseable, royalty-free license to all subsequent improvements which are directly related to the Products and Technology and are necessary in order for KAIFA to accomplish all obligations under this Agreement.

2.7     KAIFA Responsibilities. KAIFA shall provide, at its own expense, personnel to receive the Training from MAXWELL, all factory space, manufacturing equipment and qualified personnel. Such qualified personnel shall include the “***” as outlined in Section 3.2.

3.    HUMAN RESOURCE REQUIREMENTS

3.1    Dedicated Management Team.    KAIFA shall designate a group of management level personnel (“Dedicated Management Team”) to manage, on an exclusive basis, the manufacturing and other services

KAIFA – MAXWELL SSA        PAGE 3 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

to be performed for MAXWELL pursuant to this Agreement. MAXWELL shall approve key members of the Dedicated Management Team.

3.2    ***. KAIFA must offer employment to the individuals identified by MAXWELL (the “ *** ”) whom are currently or were previously employed by *** (“ *** ”) and are expected to end such employment with *** in ***. The terms of such offers of employment, including salary and benefits, must not be less than those currently granted to the *** who remain employed by *** until ***. After an initial six (6) month employment period, KAIFA may, in its discretion, terminate all or certain of the *** , provided that, KAIFA replaces such terminated *** with equally qualified replacement employees that are approved by MAXWELL.

3.3    Incentives. KAIFA shall use its best efforts to retain all members of the Dedicated Management Team and *** , who are performing their duties satisfactorily, for as long as this Agreement is in effect by offering the members of the Dedicated Management Team and *** incentive bonuses and/or including non-competition provisions in their employment contracts (to the full extent allowable under applicable law).

3.4    Replacement Employees. In the event any member of the Dedicated Management Team *** shall cease to be an employee of KAIFA, KAIFA shall use its best efforts to replace such member of the Dedicated Management Team *** with an individual of equal skill and qualifications (“Replacement Employee”) within ninety (90) days of such employee’s termination; subject to MAXWELL’s approval rights for members of the Dedicated Management Team as outlined in Section 3.1.

3.5    Other Personnel. KAIFA shall be responsible for providing all other qualified personnel that may be required for KAIFA to perform its obligations hereunder.

3.6    MAXWELL Employees. KAIFA shall provide living accommodations in the KAIFA Dongguan facility to MAXWELL employees that work onsite at the Dongguan site and shall provide such MAXWELL employees with transportation to and from the manufacturing facilities and housing facilities, all at KAIFA’s sole expense.

4.    MANUFACTURING FACILITIES AND EQUIPMENT

4.1    Manufacturing Facilities.    KAIFA shall provide a secured area to MAXWELL ***, for MAXWELL’s exclusive production of the Products and shall restrict access to such production area to authorized personnel. The lobby entrance on the *** shall have approved MAXWELL signage prominently displayed.

4.2    Facilities Timeline. KAIFA shall be responsible for constructing and implementing two cell production lines and one module production line, incorporating the *** (as defined below) pursuant to the milestones/schedule in Appendix A attached hereto.

4.3    *** Equipment. KAIFA will purchase, at its sole expense, the manufacturing equipment and other assets as mutually agreed by MAXWELL and KAIFA (the “***”) from *** on mutually agreed timeline, such equipment costs to be amortized over the Products sold to MAXWELL during the first three (3) years of production, such cost to be agreed by both parties. MAXWELL and KAIFA will meet regularly to identify in writing all *** that is to be purchased by KAIFA. The writing will be in the form of an asset matrix/schedule, to include: (i) asset number, (ii) asset description (both in English and Chinese), (iii) asset location, and (iv) asset cost (USD). After all costs associated with the *** have been fully amortized pursuant to the terms herein, all title and ownership of such *** shall be transferred to MAXWELL and KAIFA agrees to execute any and all documents or agreements required to effectuate such transfer of ownership. In the event that the *** or any portion thereof are destroyed or otherwise damaged due to KAIFA’s negligence or willful misconduct, KAIFA shall pay MAXWELL an amount equal to the cost to repair the damaged *** . MAXWELL shall compensate KAIFA for reasonable losses resulting from unreasonable delay in the equipment transfer timeline which is caused by MAXWELL or ***.

KAIFA – MAXWELL SSA        PAGE 4 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

4.4    Other Equipment & Tooling. KAIFA shall be responsible for obtaining and/or building, at its sole expense, all other equipment or tooling required to manufacture the Products (“Tooling”) pursuant to this Agreement. If the final Tooling cost is higher than ***, then the Parties will discuss in good faith the potential amortization of certain Tooling costs. To the extent any Tooling costs are amortized, all title and ownership of such Tooling shall be transferred to Maxwell and KAIFA agrees to execute any and all documents or agreements required to effectuate such transfer of ownership.

4.5    MAXWELL Equipment. In the event MAXWELL provides any of its own equipment or assets to KAIFA (“MAXWELL Assets”), such MAXWELL Assets shall remain the exclusive property of MAXWELL and shall be properly labeled, inventoried and tracked by KAIFA. KAIFA shall properly store and maintain the MAXWELL Assets at its sole expense and shall be responsible for the safekeeping thereof. In the event the MAXWELL Assets or any portion thereof are destroyed or otherwise damaged due to KAIFA’s negligence or willful misconduct, KAIFA shall pay MAXWELL an amount equal to the book value of such damaged MAXWELL Asset. The MAXWELL Assets shall be returned to MAXWELL upon the earlier of (i) the termination or expiration of this Agreement or (ii) MAXWELL’s request.

4.6    Maintenance and Repair. KAIFA shall be responsible for maintaining the *** , Tooling and MAXWELL Assets (collectively, “Product Manufacturing Equipment”) to the standards as mutually agreed upon by the Parties and shall ensure that the Product Manufacturing Equipment remains in good, safe operating condition. All maintenance, repairs and servicing of the Product Manufacturing Equipment shall be at KAIFA’s cost and expense. Maxwell shall ensure that the *** meets the design requirements prior to the start of production. In the event the *** is not in good working condition upon purchase by KAIFA, KAIFA reserves the right to request a maintenance and repair fee to the extent the initial maintenance and repair costs are higher than other comparable equipment.

4.7    Exclusive Use. The *** , MAXWELL Assets and Tooling shall be used exclusively for the manufacture of the Products for MAXWELL.

5.    APPROVED VENDORS AND SUPPLIERS. KAIFA shall only utilize vendors and suppliers that are on MAXWELL’s approved vendor and supplier list for the procurement of parts, materials or suppliers related to the manufacture of the Products hereunder.

6.     MAXWELL’S RETAINED RIGHTS. MAXWELL and/or its successor company retains all rights pertaining to the Products and Technology including, but not limited to, the right to manufacture the Products itself or have the Products manufactured by a third party and the right to sell any of the Products worldwide. Except as provided in Section 2.1, MAXWELL does not grant and nothing herein shall be construed as granting any license to or ownership rights in the Products and Technology.

7. KAIFA’S FIRST RIGHT OF REFUSAL. KAIFA shall have the “right of first refusal” for the future manufacture of the Products which MAXWELL would like to outsource for manufacturing. MAXWELL shall notify KAIFA in writing of any future outsourcing for manufacturing of the Products, including its quantity requirements, proposed pricing, and any other required terms and conditions. KAIFA shall then notify MAXWELL of its acceptance of the outsourcing offer within twenty (20) business days.  If KAIFA fails to reply to MAXWELL within the specified period of time or KAIFA’s response modifies the terms in MAXWELL’s notice, KAIFA will be deemed to have waived such “right of first refusal.”  Once KAIFA has accepted such offer, MAXWELL shall engage KAIFA to provide such manufacturing activities and shall not engage any third party for conducting such outsourcing activities.

8.    SUPPLY AGREEMENTS

8.1     Supply of Products to MAXWELL by KAIFA. At the beginning of each calendar quarter during the term of this Agreement, MAXWELL agrees to provide KAIFA with a schedule covering MAXWELL’S

KAIFA – MAXWELL SSA        PAGE 5 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

anticipated Product manufacturing requirements for the following three (3) month period (the current quarter) and an estimated rolling monthly forecast for the following two (2) quarters (“Product Demand Schedule” or “PDS”).

8.1.1    Binding Forecast. The PDS shall be a “Binding Forecast” for manufacture of the Products for the current quarter. The Binding Forecast will follow normal terms and conditions with payment made according to the pricing dictated below in Section 9. The estimated rolling monthly forecast also set out in the PDS will be a non-binding forecast to provide KAIFA with anticipated future manufacturing requirements.

8.1.2    Flexibility. Subject to Section 8.4, MAXWELL reserves the right to modify the Binding Forecast at no cost to MAXWELL. MAXWELL may order Products in excess of the Binding Forecast by 20% in the first month, 50% in the second month, and 100% in the third month of the current quarter, subject only to raw material availability and maximum capacity of the production line (equipment + labor). If raw materials are not available to and cannot be reasonably secured by KAIFA to manufacture Products in excess of the Binding Forecast, KAIFA shall not be considered in breach of this Agreement by failing to fulfill MAXWELL’s order requirements. Subject to Section 8.4, MAXWELL may also order less than the Binding Forecast by 0% in the first month, 20% in the second month, and 30% in the third month.

8.1.3     Purchase Order. MAXWELL will place a blanket purchase order (“Blanket Purchase Order”) for each quarter and will make written request to KAIFA for shipment of the Products

KAIFA – MAXWELL SSA        PAGE 6 OF 17

STRATEGIC SUPPLIER AGREEMENT

on an as needed basis. The minimum shipment quantity must meet MAXWELL’s optimized pallet quantity for the respective product.

8.1.4 Raw Material Buffer Stock Agreement. KAIFA shall be required to have “On Hand” enough raw material to cover (i) the current quarter’s Binding Forecast and (ii) 4 weeks of the immediately following quarter’s non-binding forecast as stated in the PDS for Product SKUs: ***, or any other Products specifically identified by MAXWELL.

8.2    Raw Materials. Other than Consigned Material supplied by MAXWELL pursuant to Section 8.5 below and subject to Section 5 above, KAIFA shall be responsible for procuring all raw materials required for the manufacturing of the Products. In addition to the value-added prices appearing in Appendix B, Maxwell shall pay to Kaifa the previously agreed raw material costs for each Product delivered. Before the conclusion of every calendar quarter, Kaifa shall deliver to Maxwell a schedule of all additional raw material and piece part costs associated with each Product for the immediately following quarter. Maxwell shall approve or reject such raw material and piece part costs in a writing and, if approved, such amount shall be added to the value-added pricing referenced above to constitute the total purchase price of the respective Product. The parties hereby agree that such writing shall constitute a modification of the Agreement whether or not such statement explicitly appears on such writing.

8.3     Cost Reduction and Volume Plans. MAXWELL, in cooperation with KAIFA, will publish a cost reduction and volume plan that meets its specific business requirements on a semi-annual basis.

8.3.1    Proposal Consideration. MAXWELL agrees to openly consider any cost reduction proposal provided by KAIFA, including but not limited to: material changes, process modifications, parts conditioning and test protocols. MAXWELL will provide KAIFA with a test plan for qualifying any such changes. However, the final decision to implement any of these suggested changes must be agreed to by both Parties after full evaluation and with confirmation in writing.

8.3.2     External Cost Reduction. All cost reduction achieved by MAXWELL on any Products outside of the actions specified in this Agreement will be completely to the benefit of MAXWELL, financially or otherwise.

8.4     Minimum Commitments. MAXWELL shall purchase a minimum manufacturing volume of *** Large Series Cells per quarter from Kaifa. In the event MAXWELL purchases less than *** Large Series Cells in any given quarter, the Parties shall negotiate in good faith a potential price adjustment for the reduced purchase amount. MAXWELL or its wholly owned subsidiaries retain the right to manufacture any of its own Products.

8.5     Supply of Consigned Material.

8.5.1     MAXWELL shall supply the electrodes to KAIFA for the manufacture of the Large Series Cells (“Consigned Electrode”). The Consigned Electrode shall not be purchased by KAIFA, shall remain the exclusive property of MAXWELL and shall be properly labeled, inventoried and tracked by KAIFA. KAIFA shall provide MAXWELL with periodic inventory reports. For

KAIFA – MAXWELL SSA        PAGE 7 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

avoidance of doubt, the pricing of the Products as outlined in Section 8.2 above properly accounts for MAXWELL’s supply of electrode.

8.5.2     KAIFA shall store all Consigned Electrode at its sole expense and shall be responsible for the safekeeping thereof. In the event the Consigned Electrode or any portion thereof is destroyed or otherwise damaged due to KAIFA’s negligence or willful misconduct, KAIFA shall pay MAXWELL an amount equal to MAXWELL’s then current retail price of such Consigned Electrode.

8.5.3    If MAXWELL does not supply KAIFA with adequate Consigned Electrode for the manufacture of Products ordered by MAXWELL, KAIFA shall not be in breach of this Agreement for the failure to meet the order.

8.5.3    MAXWELL shall the right to access any facilities in which the Consigned Electrode are stored, to observe any physical inventory counts performed by KAIFA, and to audit the inventory levels of such Consigned Electrode at any time.

8.6     Special Terms. KAIFA acknowledges and agrees that, from time to time, MAXWELL may submit to KAIFA special orders for Products that contain additional requirements, manufacturing, delivery and/or supply obligations contractually required of MAXWELL by third parties (“Special Terms”). MAXWELL shall identify such Special Terms in the email submission of such special orders, and copy the respective KAIFA personnel assigned for MAXWELLS account. To the extent that KAIFA accepts an order for Products containing or otherwise referencing such Special Terms, such Special Terms shall be deemed part of this Agreement and contractual obligations of KAIFA hereunder. KAIFA shall defend, indemnify and hold harmless MAXWELL from and against all liabilities, losses, costs, damages, legal fees and claims which MAXWELL suffers from KAIFA’s breach of such Special Terms.

9.     FINANCIAL TERMS

9.1     Payments. The pricing schedule for the respective Products shall be as outlined in Section 8.2 and Appendix B attached hereto, as amended from time to time. The prices are for DDP MAXWELL Selected Facility (as defined in INCOTERMS 2010) delivery terms.

9.2     Terms. All payments by MAXWELL shall be made in US dollars without any set off, deduction or withholding of any kind, unless required by applicable law. Payment shall be made by direct transfer to the bank account stipulated by KAIFA. MAXWELL shall bear its own bank charges. Payment is due net 30 days after the invoice date. Blanket Purchase Orders will remain valid for three (3) months from the date of issuance. The local logistic cost for Consigned Electrode to and from KAIFA’s factory once the Consigned Electrode has been delivered to KAIFA’s Hong Kong Container terminal by Maxwell, for both receipt and delivery, is inclusive in the pricing and shall be borne by KAIFA supply chain management.

10.     CONFIDENTIALITY

10.1     Confidential Information. For purposes of this Agreement, confidential or proprietary information is that which the disclosing party wishes to maintain control by preventing its unauthorized use, reproduction or disclosure, except that it is expressly understood by both Parties that proprietary or confidential information does not include: (a) Information which at the time of disclosure is in the public domain; or (b) Information which, after disclosure, is published or otherwise becomes part of the public domain through no fault of the receiving party; or (c) Information which the receiving party can show was received by it after the time of disclosure hereunder from a third party who did not require the receiving party to hold it in confidence and who did not acquire it, directly or indirectly, from the disclosing party; or (d) Information which was known to the receiving party prior to the time of the disclosure; or (e) Information which is disclosed with the prior written permission of the disclosing party; or (f) Information which is independently developed by the receiving party, as evidenced by its business records. Each party agrees to identify the information deemed

KAIFA – MAXWELL SSA        PAGE 8 OF 17

STRATEGIC SUPPLIER AGREEMENT

to be of a confidential or proprietary nature orally, visually, and in the case of physical or electronic writings with markings such as “Confidential Information”. All oral or visual information deemed to be Confidential Information must be confirmed in writing by the disclosing party within thirty (30) days after such oral or visual disclosure.

10.2     Absolute Confidentiality. Both Parties agree to the absolute confidentiality of all confidential information including, but not limited to, information pertaining to the manufacture of the Products. Both MAXWELL’s intellectual property and know-how and any KAIFA generated proprietary information will be subject to the confidentiality obligations herein. It is understood and agreed by the parties that this Agreement may be publically disclosed in connection with either parties’ legal reporting and annual disclosure obligations.

10.3     Responsibility. Each party agrees to keep in confidence and protect disclosed confidential or proprietary information using a standard of at least reasonable care for a period of five (5) years from the date of termination of this Agreement, and in no event will use a standard of care that is less than it employs with respect to its own confidential information; except, however, that in the case of confidential information that is identified by a party as a trade secret or proprietary know how, such confidential information shall be kept in confidence and protected using a standard of at least reasonable care in perpetuity, or until a disclosing party informs the receiving party that the confidential information is no longer a trade secret or proprietary know how. In addition, each party agrees that it will not disclose to others, duplicate, or use such information for any purpose other than that for which it is intended without the prior written consent of the disclosing party. Each party agrees that prior to disclosure to any Parties that are not employees, representatives, or subsidiaries of the receiving party, written approval from the disclosing party must be obtained.

10.4     No Reverse Engineering. KAIFA shall not reverse engineer, disassemble or decompile the Consigned Electrode, which embodies MAXWELL’s Confidential Information and which is provided to KAIFA. Subject to the foregoing, KAIFA shall be permitted to disassemble or decompile the Products for the sole purpose of training its employees on the manufacture of the Products or to perform failure analysis support for defective Products as required under this Agreement.

10.5    Return of Information. Upon demand by the disclosing party, all physical or electronic confidential or proprietary information shall be permanently destroyed by the receiving party, or returned by the receiving party to the disclosing party. Such destruction or return of confidential information will be documented in a writing sent to the disclosing party.

11.     PROPRIETARY RIGHTS

11.1     MAXWELL Indemnity. MAXWELL agrees to indemnify and hold harmless KAIFA and/or its affiliates from and against all costs, claims, and liabilities based upon the alleged infringement by the Products or the Technology of any patent, design, copyright or other proprietary right or interest of any third party. This indemnity will only apply if MAXWELL is notified within 10 business days in writing of any claim or threatened claim and KAIFA provides MAXWELL with such reasonable assistance as MAXWELL may request with respect to the defense or settlement. Further, the indemnity will not apply to any use of the Products for which they are not intended and will not apply to any infringement of third party intellectual property rights to the extent that the infringement is caused by a modification to the Products or Technology by KAIFA which was not authorized by MAXWELL.

11.1.1     New License or Design Modification. In the event that an intellectual property infringement suit is threatened or commenced against KAIFA in concert with its fulfilling its production obligation to MAXWELL, MAXWELL shall either procure for KAIFA the right to use the challenged Technology or change the design of the Products so as to eliminate the infringing characteristics or properties.

KAIFA – MAXWELL SSA        PAGE 9 OF 17

STRATEGIC SUPPLIER AGREEMENT

11.1.2     No Further Warranty. The foregoing states the entire liability of MAXWELL with respect to patent infringement.

11.2     KAIFA Indemnity. KAIFA agrees to indemnify and hold harmless MAXWELL based on any claim that any manufacturing processes developed or provided by KAIFA, including any Process Improvements, under this Agreement infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of the third party. This indemnity will only apply if KAIFA is notified within 10 business days in writing of any claim or threatened claim and MAXWELL provides KAIFA with such reasonable assistance as KAIFA may request with respect to the defense or settlement. Further, the indemnity will not apply to any use of the Products for which they are not intended and will not apply to any infringement of third party intellectual property rights to the extent that the infringement is caused by a modification to the Products or Technology by MAXWELL.

11.3     Intellectual Property. KAIFA shall retain ownership of all its intellectual property owned by it prior to this Agreement and shall be the legal owner of those intellectual property generated solely by KAIFA, excluding the Process Improvements described in Section 2 above. All Process Improvements, including the underlying intellectual property therein, shall be considered “work-made-for-hire” for MAXWELL, and therefore, MAXWELL shall be the owner thereof for all purposes throughout the world. If for any reason any of the foregoing Process Improvements are not deemed a work-made-for-hire, then KAIFA hereby grants and irrevocably assigns to MAXWELL all such rights, title and interest to the Process Improvements. During the term of this Agreement, MAXWELL agrees to and hereby does grant to KAIFA an irrevocable, non-exclusive, non-transferable, royalty-free license to use any Process Improvement. MAXWELL also agrees to and hereby does grant to KAIFA an irrevocable, non-exclusive, non-transferable, royalty-free license to reproduce, translate, and use any copyrighted or copyrightable material relating to the Process Improvement including without limitation, any reports, drawings, blueprints, data, software and technical information, for use during the term of this Agreement.

12.     DISCLAIMERS; LIMITATION OF LIABILITIES

12.1 WITH RESPECT TO ANY MATERIALS, INFORMATION, TECHNOLOGY OR SERVICES PROVIDED BY MAXWELL, MAXWELL EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

KAIFA – MAXWELL SSA        PAGE 10 OF 17

STRATEGIC SUPPLIER AGREEMENT

12.2    MAXWELL shall defend, indemnify and hold KAIFA harmless from and against all liabilities, losses, costs, damages, legal fees and claims which KAIFA suffers in respect of physical injury, death and/or physical damages to any person or property whatsoever that may arise out of or in consequence of the usage of properly manufactured, non-defective Products. MAXWELL WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER UNDER THIS AGREEMENT FOR: (I) ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR ANY LOSS OF BUSINESS, LOSS OF REVENUE OR LOSS OF PROFIT WHETHER SOUNDING IN CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY OR FOR (II) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAYABLE TO KAIFA HEREUNDER DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

12.3    KAIFA shall defend, indemnify and hold MAXWELL harmless from and against all liabilities, losses, costs, damages, legal fees and claims which MAXWELL suffers in respect of injury, death and/or physical damages to any person or property whatsoever that may arise out of or in consequence of the usage of improperly manufactured or defective Products. KAIFA WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER UNDER THIS AGREEMENT FOR: (I) ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR ANY LOSS OF BUSINESS, LOSS OF REVENUE OR LOSS OF PROFIT WHETHER SOUNDING IN CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY OR FOR (II) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAYABLE TO KAIFA HEREUNDER DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

13.     TERM AND TERMINATION OF AGREEMENT

13.1     Term. This Agreement shall remain in effect for three (3) years following the date of the later of the two signatures at the bottom of this Agreement.

13.2     Renewal. This Agreement shall automatically be renewed thereafter on a yearly basis until it is terminated by either party under the termination clauses as referenced below.

13.3     Termination for Cause. Both Parties have the right to terminate this Agreement immediately if the other party is in material breach of this Agreement and the party has failed to cure the breach within sixty (60) days after receiving written notice of said breach.

13.4     Termination for Convenience. Either Party may terminate this Agreement without cause by giving the other party twelve (12) months written notice. If Maxwell terminates the agreement without cause before the *** costs are fully amortized pursuant to Section 4.3, MAXWELL shall compensate KAIFA for the remaining un-amortized cost.

13.5     Post-Termination Activity. In the case of termination for convenience, both Parties agree to fulfill whatever outstanding activities exist or will exist within the termination notice period. No payments under this Agreement will be refunded upon said termination. All outstanding orders, deliveries, and invoices and other amounts due between the Parties upon termination will be honored and paid.

13.6     Superseding Agreement. This Agreement will be terminated if it is superseded by a new agreement executed by both Parties covered under this Agreement.

14.     OTHER PROVISIONS

14.1     Assignment. Subject to the terms hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto, but it shall not be assigned in whole or in part by KAIFA without the prior written consent of the other party. KAIFA shall not have the right to subcontract

KAIFA – MAXWELL SSA        PAGE 11 OF 17

STRATEGIC SUPPLIER AGREEMENT

any of its obligations under this Agreement to any third party nor to assign all or any portion of its rights under this Agreement to any of its affiliates, other than Dongguan Kaifa Technology Co., Ltd, without the prior express written consent of MAXWELL. Further, KAIFA shall not novate its rights and obligations under this Agreement without the prior express written consent of MAXWELL. Maxwell shall be entitled to assign this Agreement in whole or in part without the consent of KAIFA, provided that KAIFA shall be entitled to adjust payment terms in good faith based on assignee’s credit worthiness and financial standing.

14.2     Amendments and Notices. This Agreement may only be changed by a written amendment signed by both Parties. All notices, requests, consents and other communication required or permitted under this Agreement shall be in writing and shall be sent by registered mail, facsimile, or e-mail accompanied with a signed original sent by registered mail) to the following addresses:

To KAIFA:    Kaifa Technology (HK) Ltd
2201 HK Worsted Mills IndBldg,
31-39 Wo Tong Tsui St.,
Kwai Chung, NT, Hong Kong, Hong Kong
Fax: 86-755-8327 5054
Attn.: Diana Cao
E-mail: JingCao@kaifa.cn

To MAXWELL:    Maxwell Technologies, Inc.
3888 Calle Fortunada
San Diego, California, USA 92109
Fax: +1-858-503-3341
Attn.: Emily Lough
E-mail: elough@Maxwell.com

Either party may change their above address by written notice to the other party.

14.3     Warranty.

10.3.1     KAIFA represents and warrants that: (1) all Products delivered pursuant to this Agreement will be new, unless otherwise specified; (2) all Products will strictly conform to applicable specifications, drawings, and *** notified in writing by MAXWELL, and all items will be free from material defects in manufacture and ***; and (3) that any services performed hereunder shall be performed in accordance with the reasonable instructions of MAXWELL, and with the skill and judgment exercised by provider of services of a similar nature. Remedies under this warranty shall be limited to ***.

KAIFA – MAXWELL SSA        PAGE 12 OF 17

STRATEGIC SUPPLIER AGREEMENT

The foregoing warranties shall survive any delivery, inspection, acceptance or payment by MAXWELL. The warranty shall be provided for ***.

10.3.2    If, however, the Products and related processes fail to meet either Maxwell’s written specifications for quality and reliability as agreed to and/or accepted in writing by KAIFA, or any standards established under VDA 6.3 Quality Audits and/or TS 16949 Quality Audits and as a result of the actions or inactions, in whole or in part, on behalf of KAIFA, then KAIFA shall take all necessary actions to regain compliance with all quality and performance standards. Further, if during a future audit KAIFA is issued an official audit action item which results in a downgrade of KAIFA’s supplier status to any level below an “A” Quality Supplier or equivalent, according to MAXWELL’s customer standards, and such downgrade is caused, in whole or in part, as a result of KAIFA’s actions or inactions, then KAIFA shall remedy any issues causing the action item before the next audit cycle, typically ninety (90) days. If KAIFA fails to take the corrective actions identified above within ninety (90) days, then MAXWELL shall have the right to terminate this Agreement for material breach by KAIFA. Such termination shall be immediate as of the respective dates listed above and without the need for notice as provided under Section 13.3. Such termination shall also be without penalty to MAXWELL.

10.3.3     MAXWELL represents and warrants that: (1) the Technology is owned by MAXWELL and it has the right to license the Technology to KAIFA on the terms set out in this Agreement; (2) it has not entered into any agreement, arrangement or understanding which restricts or otherwise inhabits KAIFA’s right to use the Technology as contemplated in this Agreement; and (3) the use of the Technology by KAIFA will not require a license from a third party or infringe the rights of a third party.

14.4     Quality Management. MAXWELL and KAIFA shall enter into a Supplier Quality Management Agreement that establishes guidelines for effective company-to-company supplier quality management.

14.5    Headings. The headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction of any provision of this Agreement.

14.6     Entire Agreement. This Agreement is the formal written agreement of the Parties and constitutes the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes all prior writing or understanding of the Parties regarding the manufacture in China of the Products.

14.7     Waiver. The failure by either party to enforce at any time any of the provisions of this Agreement, or to exercise any election or option provided herein, shall in no way be construed as a waiver of such provisions or options, nor in any way to affect the validity of this Agreement or any part thereof, or the right of either party thereafter to enforce each and every such provision.

14.8     Remedies. Unless otherwise expressly provided in this Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in limitation of, other rights and remedies under this Agreement, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

14.9     Force Majeure. Neither party shall be held responsible for failure or delay to perform all of any part of this Agreement due to flood, fire, earthquake, draught, war or any other event which could not be predicted, controlled, avoided or overcome by the relative party. However, the party affected by the event of Force Majeure shall inform the other party of the occurrence in writing as soon as possible and thereafter send a certificate of the event issued by the relevant authorities to the other party within 15 days after the occurrence. In the event that a condition of Force Majeure shall continue for a period of three (3) months such that this Agreement shall become commercially impracticable, MAXWELL and KAIFA shall each have the right to cancel this Agreement.

KAIFA – MAXWELL SSA        PAGE 13 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

14.10     Dispute Resolution. If any dispute arises, both Parties will try to resolve the dispute by negotiation. If the dispute is not resolved by negotiation, the dispute will be settled by arbitration using this English version of the Agreement. If either party requests arbitration, it will be held in San Diego, California, USA, in accordance with the rules of the American Arbitration Association. The arbitration award will be final and each party will pay its own arbitration expenses.

14.11     Governing Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

[SIGNATURE PAGE FOLLOWS]

KAIFA – MAXWELL SSA        PAGE 14 OF 17

STRATEGIC SUPPLIER AGREEMENT

This Agreement has been duly authorized by both KAIFA and MAXWELL and has been signed by both Parties.

MAXWELL TECHNOLOGIES, INC.             KAIFA TECHNOLOGY (HK) LTD

/s/ Earl Wiggins
Earl Wiggins
Vice President, Operations

Date May 7, 2018

/s/ Hao Zhou
Hao Zhou
General Manager of Commercial and Industrial Business Unit

Date May 4, 2018

KAIFA – MAXWELL SSA        PAGE 15 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

Appendix A
Facilities Timeline

***

KAIFA – MAXWELL SSA        PAGE 16 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC SUPPLIER AGREEMENT

Appendix B
Products and Pricing

***

KAIFA – MAXWELL SSA        PAGE 17 OF 17

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.